UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2017

CHERUBIM INTERESTS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-150061	98-0585268
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

1304 Norwood Dr. Bedford Texas	76022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (844) 842-8872

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

On October 12, 2017, the Company acquired all of the assets (the “Jasper Asset Purchase”) of 39307 Jasper Lowell RD Lowell OR 97452, The assets consist of 22 Acres of land (collectively, the “Assets”). Pursuant to the terms of the Jasper Asset Purchase, the Company agreed to provide in consideration $50,000 cash, 200,000,000 common shares, and 80,000 shares of Series B Preferred Stock. The Jasper Asset was owned and controlled by Bradley Dale Mowreader.

On October 12, 2017, the Company completed the Merger with and into Cherubim Interests, Inc., a Wyoming corporation (“Cherubim Wyoming”) as more particularly described in Item 8.01 below.

Item 2.01 Completion of Acquisition or Disposition of Assets

On October 12, 2017, the Company completed the Jasper Asset Purchase as described in Item 1.01 above.

Item 3.02 Unregistered Sales of Equity Securities

On October 12, 2017, in connection with the Jasper Asset Purchase described in Item 1.01 above, the Board approved the purchase price of $50,000 cash, 200,000,000 common shares, and 80,000 shares of Series B Preferred Stock to Bradley Dale Mowreader

On October 12, 2017, the Company completed the Merger with and into Cherubim Wyoming as more particularly described in Item 8.01 below.

In respect the foregoing issuances, no solicitation was made and no underwriting discounts were given or paid in connection with these transactions. The Company believes that the issuances of securities pursuant to the foregoing were exempt from registration with the SEC pursuant to Section 4(2) of the Securities Act of 1933.

Item 3.03 Material Modifications to Rights of Security Holders.

The Merger, as more particularly described in Item 8.01 below, will not materially modify the rights of the registrant’s shareholders. However, Wyoming corporate law will now be applicable in the determination of the rights of shareholders of the registrant. The constituent instrument defining the rights of holders of the registrant’s capital stock will now be the Articles of Incorporation of Cherubim Wyoming, which are filed as an exhibit to this report and are incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 17, 2017, the company accepted the resignation as Chief Operating Officer and Director of the Company. Additionally, Hugh Kelso was appointed to the Company’s Board of Directors. A summary of Mr. Kelso’s background and experience is as follows:

Mr. Kelso, age 55, graduated from the Thomas Jefferson School of Law on December 1991. With over 24 years of legal experience including corporate governance, securities and transactional law, Mr. Kelso has provided legal advice to both for profit and non-profit corporations and entities, including formation and governance, as well as providing advice and resources on topics such as governance issues, impact of amendments to the state laws, and other legal issues in respect to compliance with company and board fiduciary duties. Since November 2016, Mr. Kelso serves as General Counsel of GAM Industries, Inc., a California corporation and provider of management consulting services. Since January 2010, Mr. Kelso has served on the Board of Directors for JetMethods, Inc., a privately held corporation in Carlsbad, California, and provider of air charter services to corporations and individuals. Since May 2016, Mr. Kelso has served on the Board of Directors for AP2020.org, Inc., a Nevada non-profit with headquarters in San Diego, California, a provider of services to at risk and homeless youth; Since November, 2015, Mr. Kelso has served as General Counsel for Therapeutic Solutions International, Inc., (TSOI), a Delaware corporation with headquarters in Oceanside, California, trading on the OTC, who manufactures and distributes probiotic therapy solutions as well as a proprietary orthodontic device that aids sleep apnea. Since May 2015, Mr. Kelso has also served as General Counsel for Com-Guard.Com, Inc., (CGUD), a Delaware corporation with its headquarters in San Diego, California, trading OTC Pink, which provides computer security solutions and applications.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Articles of Incorporation of Cherubim Wyoming (as defined below) and the Certificate of Merger (as defined below) are filed as an exhibit to this report. The information contained in Item 8.01 below regarding the provisions adopted and changed by the Merger and the terms of the authorized capital stock of Cherubim Wyoming are incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

On October 12, 2017, the Board of Directors and holders of a majority of the voting rights of the Company’s capital stock approved the Agreement and Plan of Merger (the “Plan of Merger”) with Cherubim Wyoming.

Item 8.01 Other Events.

On October 12, 2017, the Company merged with and into Cherubim Interests, Inc., a Wyoming corporation (“Cherubim Wyoming”). Pursuant to the terms of the Plan of Merger, Cherubim Wyoming was the surviving corporation (the “Merger”). A Certificate of Merger was filed with the Secretary of State of the State of Nevada on October 4, 2017, to effectuate the Merger.

The purpose of the Merger was solely to re-domicile the Company in Wyoming from Nevada as further detailed below.

Cherubim Wyoming was incorporated on October 7, 2017, for the sole purpose of effecting the Merger and to re-domicile the Company in Wyoming. Cherubim Wyoming has an authorized share capital of 15,000,000,000 shares of common stock, par value $0.00001 per share (“Cherubim Wyoming Common Stock”), 3,000,000 shares of Series A Preferred Stock, and 50,000,000 shares of shares of Series B “blank check” preferred stock, par value $0.00001 per share. Prior to the Merger, the Company held 0 shares of Cherubim Wyoming, which amount constituted all of the issued and outstanding shares of Cherubim Wyoming, therefore, Cherubim Wyoming was a wholly-owned subsidiary of the Company. Prior to the Merger, Cherubim Wyoming had no assets, liabilities or business.

Pursuant to the Plan of Merger, (i) each share of the Company’s Common Stock was automatically converted into one (1) share of Cherubim Wyoming Common Stock, (ii) the directors of the Company immediately preceding the Merger become the directors of Cherubim Wyoming on and after the effectiveness of the Merger, and (iii) the officers of the Company immediately preceding the Merger became the officers of Cherubim Wyoming on and after the effectiveness of the Merger.

Each holder of record of stock certificates evidencing the outstanding shares of the Company’s Common Stock prior to the Merger (“Old Certificates”) is entitled to receive, upon surrender of Old Certificates to the Company’s transfer agent for cancellation, a certificate (a “New Certificate”) evidencing the number of shares of Cherubim Wyoming Common Stock into and for which the shares formerly represented by Old Certificates so surrendered and converted pursuant to the Merger. From and after the effective date of the Merger, the Old Certificates will represent only the right to receive a New Certificate. Pursuant to the Plan of Merger, no fractional shares will be issued. In lieu of fractional shares to which a holder would otherwise be entitled, Cherubim Wyoming will round such fraction up to the next whole share.

Cherubim Wyoming, as the successor registrant, will continue to file reports under Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations thereunder.

The effects of the Merger were as follows:

1.	the Company was re-domiciled (reincorporated) in Wyoming.

2.	Cherubim Interests, Inc., a Wyoming corporation will continue to file reports under the Exchange Act.

3.	The authorized capital stock of the Company will remain unchanged.

4.

The issued and outstanding capital stock of Cherubim Wyoming, the surviving corporation will consist of 15,000,000,000 shares of Common Stock, 3,000,000 shares of Series A Preferred Stock, and 50,000,000 shares of Series B Preferred Stock.

The Merger does not result in any change in the business, management, location of principal executive offices, assets, liabilities, net worth, accounting practices or control of the registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cherubim Interests, Inc.

Date: October 19, 2017By: /s/ Patrick Johnson

Patrick Johnson,

Chief Executive Officer